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                                                                  EXHIBIT 10.14



                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is made as of the 1st day of June, 1999, between CECO Environment Corp. ("CECO"), a New York corporation, and CECO Filters, Inc. a Delaware corporation.

         WHEREAS, CECO Filters, Inc. and its subsidiaries (collectively, where appropriate, "Company") are engaged in the manufacture and sale of industrial air filters;

         WHEREAS, CECO wants to provide management and financial consulting services to the Company that will involve advising the Company on corporate policies, marketing, strategic and financial planning, and mergers and acquisitions and related matters.

         WHEREAS, the Company believes that CECO's skills, expertise and qualifications will be valuable to its business; and

         WHEREAS, the Company desires to engage CECO and CECO desires to be engaged by the Company to provide consulting services to the Company on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Engagement. The Company hereby engages CECO to render to it the consulting services herein described and CECO hereby accepts such engagement.

         2. Duties. The Company and CECO agree that CECO shall provide consulting services regarding the Company's corporate policies, marketing, strategic and financial planning, including long and short-term goals, mergers and acquisitions and other business combinations, financing, growth plans and other related matters.

         3. Compensation. As compensation for the consulting services to be rendered hereunder, the Company shall pay to CECO a consulting fee of $50,000 per month until the termination of this Agreement ("Monthly Fees") payable in advance on or prior to the first business day of each month at CECO's offices in Toronto, Ontario or such other address as CECO shall direct.

         4. Term. This Agreement shall be terminable upon the occurrence of the events described below:

                  (a) At the option of CECO, upon 10 days notice to the other, upon the sale of substantially all of the assets of the Company or the merger of the Company into or with another entity that results in a change in control of the Company. For purposes of this Section 4(a) a change in control of the Company shall mean: (i) a change in ownership of the Company of 50% or more; or (ii) a decrease in CECO's ownership of the outstanding voting securities of the Company to less than 51%.
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                  (b) At the Company's or CECO's option, respectively, if the
         CECO or the Company, respectively, pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case;
         (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; or

                  (c) At the Company's or CECO's option, respectively, if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (defined below) that: (i) is for relief against CECO or the Company, respectively, in an involuntary case; (ii) appoints a Custodian (defined below) for all or substantially all of the property of CECO or the Company, respectively; or (iii) orders the liquidation of CECO or the Company, and the order or decree remains unstayed and in effect for 90 days.

         For purposes of this Agreement, the term "Bankruptcy Law" shall mean Title 11, United States Code, or any similar federal or state law for the relief of debtors.

         For purposes of this Agreement, the term "Custodian" shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         5. Severance Fee. In the event this Agreement is terminated for any reason other than the Company's termination of this Agreement for the reasons set forth in Sections 4(b) or 4(c), the Company shall pay to CECO a severance fee ("Severance Fee") equal to $600,000. The Severance Fee shall be paid by the Company to CECO within 30 days of the termination of this Agreement.

         6. No Quotas. CECO's consulting arrangement hereunder shall not be subject to any quotas or other similar type of performance measurement.

         7. CECO's Availability. CECO shall not be required to provide services to the Company for a specified number of hours or at predetermined times, other than as may be agreed upon between CECO and the Company, from time to time.

         8. Expense Reimbursement. CECO shall pay all of the expenses incurred in connection with the provision of consulting services hereunder, unless otherwise specifically agreed to by the Company and CECO.

         9. Independent Contractor Status. Nothing set forth herein shall be deemed or construed to create a joint venture relationship or a partnership relationship between CECO and the Company or any officers or directors of CECO, it being the express intention of the parties hereto that CECO, in performing services hereunder, is an independent contractor and has no authority to bind the Company. CECO agrees that neither it nor any of its officers and directors, acting in their capacity as officers or directors of CECO, will represent or hold themselves out as joint venturers or partners of the Company, nor represent that they have any authority to contract for or bind the Company in any manner.

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         CECO's employees and independent contractors shall at all times remain employees and independent contractors, respectively, of CECO. CECO shall be solely responsible for the payment of each of its: (i) employee's benefits and entire compensation, including employment taxes, worker's compensation and any similar taxes associated with employment; and (ii) independent contractor's compensation.

         CECO and the Company acknowledge that Phillip DeZwirek ("DeZwirek") the Chief Executive Officer, Chief Financial Officer, a director and a controlling shareholder of CECO is an executive officer and a director of the Company and that this Agreement and the performance by CECO of consulting services hereunder shall not affect the Company's relationship with DeZwirek or the rights of DeZwirek to receive compensation for such activities and the ability of DeZwirek to bind the Company when acting in such capacities.

         10. Mutual Representations, Warranties and Covenants. Each party represents and warrants to the other that it is not a party to any agreement, contract or understanding which will in any way restrict or prohibit it from entering into this Agreement and performing its obligations hereunder in accordance with the terms and conditions of this Agreement. Each party represents and warrants to the other that it has the requisite corporate authority and other approvals necessary to enter into this Agreement and that all approvals required for the execution, delivery and performance of the terms and conditions of this Agreement have been received. Each party agrees that it shall comply with all applicable federal and state or other laws, rules and regulations in the performance of its responsibilities and the exercise of its rights hereunder.

         11. The Company's Approvals. The Company represents and warrants to CECO that the consulting arrangement between CECO and the Company and this Agreement have been approved by a majority of the disinterested members of the Company's Board of Directors.

         12. Other Activities of CECO. CECO and its principals have the right to engage in such other business activities or businesses as they may choose, except that during the term of this Agreement CECO may not engage in consulting relationships with businesses that directly compete with the business activities of the Company.

         13. Indemnification. Each party shall indemnify and hold the other (including its officers, directors, employees and agents) harmless from and against any and all losses, liabilities, damages and expenses (including legal fees and expenses to be paid as incurred), judgments, fines, settlements and all other amounts arising out of any and all claims, costs, demands, actions, suits, or other proceedings (whether civil, criminal, administrative or investigative) in which the indemnified parties may be involved as parties or threatened to be involved or otherwise incurred by any of such indemnified parties arising out of or resulting from the failure by such indemnifying party or any person employed by such party to comply with the terms of this Agreement, any applicable federal, state or other law, rule or regulation relating to the provision of services under this Agreement or any gross negligence or willful misconduct of such indemnifying party occurring or alleged to have occurred in connection with or as a result of the performance or failure to perform services under this Agreement. The provisions of this section shall survive termination of this Agreement for a period of three years.

         Expenses incurred in investigating claims related to and defending a civil, criminal, administrative or investigative action, suit or other proceedings shall be paid by the indemnifying parties as incurred by the indemnified parties if so requested by the indemnified parties.

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         The indemnification provided hereby shall be in addition to any other rights to which the indemnified parties may be entitled under any agreement, as a matter of law or otherwise.

         If the right to indemnification provided shall to any extent be invalid, unenforceable or unavailable, a right of contribution shall exist for the benefit of the indemnified parties, to the extent of 99% of any and all losses, claims, damages, liabilities and expenses to which the indemnified parties may become liable, or if such level of contribution is not enforceable or otherwise invalid, in such amounts as are appropriate to reflect equitable considerations and the relative faults of each party. Such contribution provisions shall be in addition to any right to contribution otherwise available to the indemnified parties.

         14. Severability. Each of the terms and provisions of this Agreement is and is to be deemed severable in whole or in part and, if any term or provision or the application thereof in any circumstance should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

         15. No Exclusive Rights. During the term of this Agreement, the Company shall not grant any rights to any third parties or enter into any exclusive agreements or arrangements with any third parties that would prevent CECO from performing services hereunder.

         16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other parties hereto at his or its address as set forth on the signature page of this Agreement and shall be deemed received when delivered, or three days after mailing, respectively. Any party may change the address to which notices, requests, demands, and other communications hereunder shall be sent by sending written notice of such change of address to the other parties in the manner above provided.

         17. No Assignment. Neither CECO nor the Company may assign, transfer, pledge, encumber, hypothecate or otherwise dispose of its rights or obligations under this Agreement, and any such attempted delegation, assignment or disposition by any such party shall be null, void and without effect, unless the other party consents thereto; except, that CECO may assign or transfer its rights hereunder to a successor corporation controlled by DeZwirek.

         18. Waiver. Waiver by any party hereto of any breach or default by another party in respect of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

         19. Entire Agreement; Modification. This writing sets forth the entire agreement and supersedes all prior agreements among the parties respecting the subject matter hereof. No modification or amendment of this Agreement or waiver or cancellation of any provision hereof shall be valid except by a written document signed by all parties hereto.

         20. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Pennsylvania.

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         21. Dispute Resolution - Arbitration. All disputes arising out of or in connection with this Agreement, or for the breach thereof, shall be referred to and finally settled by arbitration (without being submitted to any court in the United States or elsewhere). Such arbitration shall take place in Philadelphia, Pennsylvania, U.S.A. in accordance with the Commercial Rules of Procedure of the American Arbitration Association ("AAA") by three arbitrators approved by the AAA, and shall be limited in duration to two days. The award rendered shall be final and binding upon both parties hereto, and judgment upon the award rendered may be entered in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                            CECO ENVIRONMENTAL CORP.


                            By: /s/           Phillip DeZwirek
                                -----------------------------------------------
                            Title:            President
                                   --------------------------------------------
                            Address:          505 University Avenue, Suite 1400
                                              Toronto, Ontario
                                              Canada  M5G 1X3



                            CECO FILTERS, INC.


                            By: /s/           Phillip DeZwirek
                                -----------------------------------------------
                            Title:            Assistant Secretary
                                   --------------------------------------------
                            Address:         1027-29 Conshohocken Road
                                             Conshohocken, PA 19428


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